UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2015

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane, Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 682-3000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On February 3, 2015, The J. M. Smucker Company, an Ohio corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Blue Acquisition Group, Inc., a Delaware corporation (“BAG”) and the parent of Big Heart Pet Brands, SPF Holdings I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub One”), SPF Holdings II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub Two” and together with Merger Sub One, the “Merger Subs”), and for the limited purposes set forth in the Merger Agreement, Blue Holdings I, L.P., the controlling stockholder of BAG (“Blue Holdings”), pursuant to which the Company will acquire BAG on the terms and subject to the conditions set forth in the Merger Agreement. The aggregate consideration to be paid by the Company in respect of all shares of common stock, par value $0.01 per share, of BAG (“BAG Common Stock”), and outstanding equity awards will consist of $3.9 billion in cash (which will be adjusted for the Company’s indebtedness, cash, transaction expenses and certain other amounts, and is subject to a customary working capital adjustment) and approximately 17.9 million common shares of the Company (“Company Shares”).

Subject to the terms and conditions set forth in the Merger Agreement, the acquisition of BAG will be effected by way of two mergers (the “Mergers”), as a result of which the assets and liabilities of BAG will be held by a direct wholly owned subsidiary of the Company.

The aggregate merger consideration, consisting of Company Shares and cash, will be allocated among outstanding shares of BAG Common Stock and certain outstanding equity awards. Each share of BAG Common Stock outstanding immediately prior to the effective time of the initial merger (the “Effective Time”) (other than (i) dissenting shares, (ii) shares held by BAG as treasury stock or held directly by the Company or the Merger Subs, which will be canceled, and (iii) shares held by any direct or indirect wholly owned subsidiary of BAG, any direct or indirect wholly owned subsidiary of the Company (other than the Merger Subs) or any direct or indirect wholly owned subsidiary of the Merger Subs, which will be converted solely into Company Shares) will be converted into the right to receive its pro rata portion of the aggregate merger consideration, taking into account certain outstanding equity awards, in the form of cash and Company Shares. Each outstanding BAG restricted stock award will fully vest at the Effective Time and will be canceled and converted into the right to receive the per share merger consideration on the same basis as outstanding shares of BAG Common Stock, less any applicable tax withholding. Subject to specified exceptions, each outstanding BAG option that has an exercise price less than the Per Share Common Stock Merger Consideration Cash Value (as defined in the Merger Agreement) will be canceled and converted into the right to receive the per share merger consideration (in the case of certain options, on an all-cash basis) in respect of each net share of BAG Common Stock (after adjusting for the exercise price) subject to the respective option, less any applicable tax withholding. Each outstanding BAG option with an exercise price that is equal to or greater than the Per Share Common Stock Merger Consideration Cash Value will be canceled for no consideration.

In connection with the Mergers, the Company expects to refinance all of BAG’s and its subsidiaries’ outstanding debt. The aggregate cash consideration, as well as any refinancing of BAG’s indebtedness, is expected to be financed with a combination of new debt and cash on the Company’s balance sheet. The Company entered into a commitment letter, dated February 3, 2015, with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. that provides a commitment, subject to satisfaction of customary conditions, for a $5.5 billion 364-day senior unsecured bridge loan facility.

The parties’ respective obligation to complete the Mergers is subject to customary conditions, including (1) the expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) clearance under the Canadian Competition Act, (3) the accuracy of all representations and warranties made by the other party in the Merger Agreement and performance by the other party of its obligations under the Merger Agreement (subject in each case to certain materiality standards), and (4) the absence of an injunction or law prohibiting the Mergers. The Company’s obligation to complete the Mergers is further subject to (1) receipt of a written consent evidencing the approval of the Merger Agreement by BAG’s stockholders holding at least 99% of the outstanding shares of BAG Common Stock (the “Written Consent”), (2) there having been no material adverse effect, or effect that would reasonably be expected to have a material adverse effect, on BAG since the date of the Merger Agreement, and (3) the receipt of certain financial information from BAG. Immediately following the execution of the Merger Agreement, Blue Holdings, which holds at least 99% of the outstanding shares of BAG Common Stock, executed and delivered the Written Consent to the Company. BAG’s obligation to complete the Mergers is further subject to receipt of a customary tax opinion with respect to the Mergers.

The Merger Agreement contains certain termination rights, including the right of either party to terminate the Merger Agreement if the Mergers have not occurred by the four-month anniversary of the date of the Merger Agreement, subject to extension pursuant to the Merger Agreement.

The Merger Agreement contains customary representations and warranties of the Company, BAG and the Merger Subs. Each party has agreed to various covenants and agreements, including, among others, in the case of BAG an agreement to conduct its business in the ordinary course during the period prior to the closing of the Mergers and not to engage in certain transactions during this period.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, BAG or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, BAG or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Shareholders Agreement

Concurrently with entering into the Merger Agreement, the Company entered into a Shareholders Agreement dated as of February 3, 2015 (the “Shareholders Agreement”) with Blue Holdings, Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Vestar Capital Partners (“Vestar”), Centerview Capital Management LLC (“Centerview”), AlpInvest Partners US Holdings, LLC (“AlpInvest”), and certain of their affiliated investment funds. Other than with respect to certain specified provisions, the Shareholders Agreement becomes effective at the closing of the Mergers, and sets forth certain governance arrangements and contains various provisions relating to, among other things, board observer rights, the acquisition of additional equity interests in the Company, prohibitions on taking certain actions relating to the Company, transfer restrictions, voting arrangements, and registration rights.

Pursuant to the Shareholders Agreement, each of KKR, Vestar and Centerview will be entitled to designate one board observer to the Company’s board of directors (the “Board”). The right to designate a board observer will terminate for each of KKR, Vestar and Centerview when such shareholder owns less than 50% of the Company Shares initially owned by such shareholder upon completion of the Mergers. Until six months after a shareholder (i) no longer has the right to designate a board observer or (ii) with respect to AlpInvest, owns less than 50% of the Company Shares initially owned by it upon completion of the Mergers, such shareholder will be required to vote its Company Shares in favor of the Board’s proposed slate of director nominees. In addition, each of KKR, Vestar, Centerview and AlpInvest is required to take all reasonably necessary and practicable steps to exercise no more than one vote per share in the event that any of its shares are ever entitled to more than one vote per share pursuant to the Company’s Amended Articles of Incorporation. The initial board observers that will be appointed by KKR, Vestar and Centerview upon completion of the Mergers will be Simon Brown, Kevin Mundt, and David Hooper, respectively.

The Shareholders Agreement generally restricts any transfers of Company Shares received in the Mergers for 90 days after the closing of the Mergers, with certain limited exceptions. Following this initial 90-day time period, KKR, Vestar and Centerview will be granted customary registration rights, and each shareholder remains generally prohibited from transferring its Company Shares to holders of more than 5% of the Company Shares.

The Shareholders Agreement contains a customary standstill provision as well as a non-solicitation provision relating to certain members of Big Heart Pet Brands’ management team. The standstill provision is effective until (A) in the case of KKR, Vestar and Centerview, the later of (1) one year after the applicable shareholder no longer has a board observer and (2) the date on which the applicable shareholder owns less than 25% of the Company Shares initially owned by such shareholder upon completion of the Mergers, (B) in the case of AlpInvest, the date on which AlpInvest owns less than 50% of the Company Shares initially owned by it upon completion of the Mergers, and (C) with respect to Blue Holdings, the date on which the standstill expires with respect to each shareholder. The non-solicitation provision is effective for either 18 months or two years after the closing of the Mergers depending on the identity of the applicable member of the management team.

The Shareholders Agreement terminates with respect to KKR, Vestar and AlpInvest on the date that such shareholder beneficially owns less than 1% of the Company’s outstanding voting power. The Shareholders Agreement terminates with respect to Centerview on the later of the date that Centerview beneficially owns less than 1% of the Company’s outstanding voting power or the date on which Centerview’s right to appoint a board observer terminates. The Shareholders Agreement terminates with respect to Blue Holdings upon the earlier of (1) the termination of the agreement with respect to each of KKR, Vestar, Centerview and AlpInvest and (2) the date that Blue Holdings no longer beneficially owns any Company Shares.

The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholders Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The disclosure contained in Item 3.03 below is incorporated in this Item 1.01 by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The proposed issuance of Company Shares pursuant to the Merger Agreement in connection with the transactions described in Item 1.01 above, which is subject to the terms and conditions set forth in the Merger Agreement, has not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and rules and regulations of the Securities and Exchange Commission promulgated thereunder. The Company Shares to be issued pursuant to the Merger Agreement will be issued to Blue Holdings, a small number of other stockholders of BAG, all of whom are accredited investors, and a small number of holders of BAG options, all of whom are accredited investors. The disclosure regarding the Merger Agreement under Item 1.01 above is incorporated in this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Company’s entry into the Merger Agreement, the Company and Computershare Trust Company, N.A., as rights agent, entered into an amendment (the “First Amendment”), to the Rights Agreement, dated as of May 20, 2009 (the “Rights Agreement”). The terms of the First Amendment provide, among other things, that neither the approval, execution, delivery or performance of the Merger Agreement or the Shareholders Agreement by any of the parties thereto nor the announcement or consummation of the transactions contemplated thereby, in each case in accordance with, pursuant to and upon the terms and conditions of the Merger Agreement and the Shareholders Agreement, will in any respect give rise to any provision of the Rights Agreement becoming effective, and that none of Blue Holdings or any of its affiliates or associates (including any person who is an associate of Blue Holdings and any person with respect to which Blue Holdings is an associate), will be deemed to be an “Acquiring Person” for purposes of the Rights Agreement by virtue thereof, or by virtue of the acquisition of beneficial ownership of Company Shares pursuant to and as permitted by the Shareholders Agreement.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 3, 2015, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from any future results, performance, or achievements expressed or implied by those forward-looking statements. Readers should understand that the risks, uncertainties, factors, and assumptions listed and discussed in this Current Report on Form 8-K, including the following important factors and assumptions, could affect the future results of the Company and could cause actual results to differ materially from those expressed in the forward-looking statements:

•	the ability to obtain required financing on a timely basis and on acceptable terms;

•	the ability of the Company to maintain an investment grade credit rating;

•	the ability to obtain required regulatory approvals for the acquisition without unexpected delays or conditions;

•	the ability to successfully integrate the acquired business in a timely and cost-effective manner and retain key suppliers, customers, and employees;

•	the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated;

•	the ability of the Company to generate sufficient cash flow to meet its deleveraging objectives within the time frames currently anticipated;

•	volatility of commodity markets from which raw materials are procured and the related impact on costs;

•	risks associated with derivative and purchasing strategies employed by the Company to manage commodity pricing risks, including the risk that such strategies could result in significant losses and adversely impact the Company’s liquidity;

•	the availability of reliable transportation, which may be affected by the cost of fuel, regulations affecting the industry, labor shortages, service failures by third-party service providers, accidents, or natural disasters, on acceptable terms;

•	the ability to successfully implement and realize the full benefit of price changes that are intended to ultimately fully recover costs, including the competitive, retailer, and consumer response, and the impact of the timing of the price changes on profits and cash flow in a particular period;

•	the success and cost of introducing new products and the competitive response;

•	the impact of food security concerns involving either the Company’ or its competitors’ products;

•	the concentration of certain of the Company’s businesses with key customers and suppliers, including single-source suppliers of certain raw materials and finished goods, and the ability to manage and maintain key relationships;

•	the loss of significant customers, a substantial reduction in orders from these customers, or the bankruptcy of any such customer;

•	impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets;

•	interest rate fluctuations;

•	other factors affecting share prices and capital markets generally; and

•	risks related to other factors described under “Risk Factors” in other reports and statements filed by the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this Current Report on Form 8-K. The Company does not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 3, 2015, by and among Blue Acquisition Group, Inc., The J. M. Smucker Company, SPF Holdings I, Inc., SPF Holdings II, LLC and, for the limited purposes set forth therein, Blue Holdings I, L.P.

4.1	Amendment No. 1, dated as of February 3, 2015, to the Rights Agreement, dated as of May 20, 2009 between The J. M. Smucker Company and Computershare Trust Company, N.A. as rights agent.

10.1	Shareholders Agreement, dated as of February 3, 2015, by and among The J. M. Smucker Company, Blue Holdings I, L.P., Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners, Centerview Capital Management LLC, AlpInvest Partners US Holdings, LLC, and the shareholders named therein.

99.1	Press Release issued by The J. M. Smucker Company on February 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: February 3, 2015	By:	/s/ Jeannette L. Knudsen
	Name:	Jeannette L. Knudsen
	Title:	Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 3, 2015, by and among Blue Acquisition Group, Inc., The J. M. Smucker Company, SPF Holdings I, Inc., SPF Holdings II, LLC and, for the limited purposes set forth therein, Blue Holdings I, L.P.

4.1	Amendment No. 1, dated as of February 3, 2015, to the Rights Agreement, dated as of May 20, 2009 between The J. M. Smucker Company and Computershare Trust Company, N.A. as rights agent.

10.1	Shareholders Agreement, dated as of February 3, 2015, by and among The J. M. Smucker Company, Blue Holdings I, L.P., Kohlberg Kravis Roberts & Co. L.P., Vestar Capital Partners, Centerview Capital Management LLC, AlpInvest Partners US Holdings, LLC, and the shareholders named therein.

99.1	Press Release issued by The J. M. Smucker Company on February 3, 2015.

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